Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2025

THIRD QUARTER OPERATING RESULTS

•	Third quarter reported net sales decreased 2.7 percent year-over-year to $1.57 billion, and internal sales decreased 2.4 percent.

•

Delivered third quarter GAAP earnings of $0.35 per diluted share and adjusted earnings[1] of $0.43 per diluted share; both GAAP and adjusted earnings[1] were negatively impacted by the cybersecurity attack on Change Healthcare compared to the prior year.

•	Returned $119.2 million to shareholders in the form of cash dividends and share repurchases through the first nine months of fiscal 2025.

St. Paul, Minn. — February 26, 2025 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported operating results for its fiscal 2025 third quarter ended January 25, 2025.

“As we continue to progress toward closing our transaction with Patient Square Capital, our team remains focused on executing our strategy,” said Don Zurbay, President and CEO of Patterson Companies. “While our third quarter results were impacted by challenging market conditions, we remain confident in the long-term strength of Patterson’s value proposition as an indispensable partner to customers across the durable and attractive dental and animal health end markets.”

Pending Transaction

As announced on December 11, 2024, Patterson entered into a definitive agreement under which Patient Square Capital, a dedicated health care investment firm, has agreed to acquire Patterson for $31.35 per share in an all-cash transaction valued at approximately $4.1 billion, including the refinancing of Patterson’s receivables facilities. The transaction is expected to close in April 2025, subject to the satisfaction of customary closing conditions, including approval by Patterson’s shareholders. Upon completion of the transaction, Patterson will become a privately held company, and its common stock will no longer be traded on the NASDAQ Global Select Market (Nasdaq).

Third Quarter Fiscal 2025 Results

Consolidated net sales were $1.57 billion (see attached Sales Summary for further details), a decrease of 2.7 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, the net impact of an interest rate swap and contributions from recent acquisitions, decreased 2.4 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal 2025 was $31.3 million, or $0.35 per diluted share, compared to $47.7 million, or $0.52 per diluted share, in the third quarter of fiscal 2024. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, totaled $38.7 million for the third quarter of fiscal 2025, or $0.43 per diluted share, compared to $55.0 million, or $0.59 per diluted share, in the third quarter of fiscal 2024. Reported and adjusted net income attributable to Patterson Companies, Inc. was negatively impacted in the fiscal third quarter by a pre-tax year-over-year increase in LIFO expense of $7.4 million, a $2.4 million pre-tax year-over-year increase in legal expenses and a $4.0 million pre-tax increase in employee benefit expense due to medical claims compared to the prior year period. In addition, the year-over-year decrease in reported and adjusted net income attributable to Patterson Companies, Inc. in the third quarter of fiscal 2025 was also related to lower sales of dental consumables and equipment and the continued negative impact of the widely reported cybersecurity attack on vendor Change Healthcare, within the value-added services category of the dental segment.

Patterson Dental

Reported net sales in the Dental segment for the third quarter of fiscal 2025 were $596.3 million. Internal sales decreased 6.0 percent compared to the fiscal 2024 third quarter. Internal sales of consumables decreased 6.2 percent year-over-year. Compared to the prior year period, internal sales of equipment decreased 6.9 percent. Internal sales of value-added services decreased 2.4 percent compared to the prior year period, primarily due to the negative impact of the cybersecurity attack on Change Healthcare.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Animal Health

Reported net sales in the Animal Health segment for the third quarter of fiscal 2025 were $972.4 million. Internal sales increased 0.2 percent compared to the fiscal 2024 third quarter. Compared to the prior year period, internal sales of consumables were flat, equipment decreased 1.1 percent and value-added services increased 10.8 percent.

Balance Sheet and Capital Allocation

During the first nine months of fiscal 2025, Patterson Companies used $735.1 million of cash from operating activities and collected deferred purchase price receivables of $731.1 million, using $3.9 million in cash, compared to generating $50.5 million during the first nine months of fiscal 2024. Free cash flow1 (see definition below and attached free cash flow table) during the first nine months of fiscal 2025 declined by $49.6 million compared to the first nine months of fiscal 2024.

In the third quarter of fiscal 2025, Patterson Companies paid a quarterly cash dividend of $0.26 per share, returning $22.9 million to shareholders. During the first nine months of fiscal 2025, Patterson Companies returned $119.2 million to shareholders in the form of cash dividends and share repurchases.

Year-to-Date Results

Consolidated reported net sales for the first nine months of fiscal 2025 totaled $4.79 billion, a 1.2 percent year-over-year decrease. Internal sales for the first nine months of fiscal 2025, which are adjusted for the effects of currency translation and the net impact of an interest rate swap and contributions from recent acquisitions, decreased 1.5 percent year-over-year. Through the first nine months of fiscal 2025, Dental segment internal sales decreased 3.8 percent, including a 2.5 percent decrease in consumables, a 6.0 percent decline in equipment and a 4.0 percent decrease in value-added services. Through the first nine months of fiscal 2025, Animal Health segment internal sales decreased 0.2 percent, including 0.5 percent decrease in consumables, a 1.1 percent decline in equipment and a 12.2 percent increase in value-added services.

Reported net income attributable to Patterson Companies, Inc. was $71.7 million, or $0.81 per diluted share, compared to $118.9 million, or $1.26 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, an inventory pre-payment write-off and a gain on the sale of an investment totaled $101.6 million, or $1.14 per diluted share, compared to $140.9 million, or $1.49 per diluted share, in the year-ago period.

Financial Guidance and Conference Call

In light of the Company’s previously announced agreement to be acquired by Patient Square Capital, Patterson will not be providing an update to forward-looking earnings guidance and will not conduct a quarterly earnings call nor publish supplemental earnings materials with the financial community that discusses fiscal 2025 third quarter results.

1Non-GAAP Financial Measures

The term “internal sales” used in this release represents net sales adjusted for the effects of currency translation, the net impact of an interest rate swap and contributions from recent acquisitions. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales excluding the impact of foreign currency and an interest rate swap provides useful supplementary information to investors in light of fluctuations in these variables that are independent of our period-over-period performance.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely net sales, gross profit, operating expenses, operating income, other income (expense), net, income before taxes, income tax expense, net income, net loss attributable to noncontrolling interests, net income attributable to Patterson Companies, Inc., and diluted earnings per share attributable to Patterson Companies, Inc. for the impact of deal amortization, integration and business restructuring expenses, an interest rate swap, an inventory pre-payment write-off, and a gain on the sale of an investment along with any related tax effects of these items.

•	Deal amortization represents non-cash intangible amortization expense, primarily related to the acquisition of Animal Health International.

•	Integration and business restructuring expenses represent restructuring charges to better align our organization to current market opportunities.

•

Interest rate swap — Our customer financing net sales includes the impact of changes in interest rates on deferred purchase price receivables, as the average interest rate in our contract portfolio may not fluctuate at the same rate as interest rate markets, resulting in an increase or reduction of gain on contract sales.

We enter into an interest rate swap to hedge a portion of the related interest rate risk. These agreements do not qualify for hedge accounting, and the gains or losses on an interest rate swap are reported in other income and expense in our condensed consolidated statements of operation and other comprehensive income.

We present a non-GAAP adjustment to reclassify the mark-to-market adjustment on the interest rate swap from other income (expense) to net sales to align the swap impact with the impact on customer financing net sales. We believe adjusted net sales, adjusted gross profit and adjusted operating income, which include the gains and losses on the interest rate swap, provide additional comparability from period to period because they present the impact of interest rate fluctuations, net of the mark-to-market swap adjustment, within adjusted net sales. We note the net impact of interest rate fluctuations has a minimal impact on net income.

•

Inventory pre-payment write-off represents the write-off of the remaining balance of a transaction initiated during the COVID-19 pandemic. The inventory prepayment was made in a period of supply chain disruptions and increased demand for PPE and does not represent our normal process for purchasing inventory. The remaining balance of the prepayment was determined to be uncollectible in the second quarter of fiscal 2025.

•	Gain on investment relates to the sale of our investment in VetSource.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the proposed merger and the ability to consummate the proposed merger, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words

These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports.

These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this release. These uncertainties include, but are not limited to, the inability to consummate the merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory and shareholder approvals, satisfy the other conditions to the consummation of the merger or complete necessary financing arrangements; the risk that the merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the merger is not consummated; the nature, cost and outcome of any legal proceedings related to the merger; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; adverse changes in supplier rebates or other purchasing incentives; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks inherent in our growing use of artificial intelligence systems to automate processes and analyze data; adverse impacts of wide-spread public health concerns as we experienced with the COVID-19 pandemic and may experience in the future; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference in our Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024 and our definitive proxy statement for our 2024 annual meeting of shareholders filed with the SEC on August 2, 2024 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained in this release is made only as of the date hereof, even if subsequently made available on our website or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Net sales	$1,572,411	$1,616,095	$4,788,528	$4,845,612
Gross profit	320,824	351,006	961,525	1,009,087
Operating expenses	275,383	280,994	849,079	843,950

Operating income	45,441	70,012	112,446	165,137
Other income (expense):
Other income, net	8,147	3,653	19,566	22,650
Interest expense	(10,753)	(11,725)	(35,774)	(31,879)

Income before taxes	42,835	61,940	96,238	155,908
Income tax expense	11,665	14,347	24,733	37,330

Net income	31,170	47,593	71,505	118,578
Net loss attributable to noncontrolling interests	(85)	(110)	(234)	(317)

Net income attributable to Patterson Companies, Inc.	$31,255	$47,703	$71,739	$118,895

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.35	$0.52	$0.81	$1.26

Diluted	$0.35	$0.52	$0.81	$1.26

Weighted average shares:
Basic	88,306	92,009	88,197	94,088
Diluted	89,070	92,519	88,871	94,704
Dividends declared per common share	$—	$0.26	$0.52	$0.78

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 25, 2025	April 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$134,996	$114,462
Receivables, net	469,924	547,287
Inventory, net	889,348	782,898
Prepaid expenses and other current assets	343,366	334,116

Total current assets	1,837,634	1,778,763
Property and equipment, net	227,802	229,081
Operating lease right-of-use assets, net	121,613	122,295
Goodwill and identifiable intangibles, net	330,145	349,589
Investments	88,649	166,320
Long-term receivables, net and other	226,743	250,684

Total assets	$2,832,586	$2,896,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$644,861	$745,375
Other accrued liabilities	204,740	245,610
Operating lease liabilities	26,945	32,815
Current maturities of long-term debt	126,875	122,750
Borrowings on revolving credit	302,000	186,000

Total current liabilities	1,305,421	1,332,550
Long-term debt	321,763	328,911
Non-current operating lease liabilities	98,053	92,464
Other non-current liabilities	117,434	141,075

Total liabilities	1,842,671	1,895,000
Stockholders’ equity	989,915	1,001,732

Total liabilities and stockholders’ equity	$2,832,586	$2,896,732

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 25, 2025	January 27, 2024
Operating activities:
Net income	$71,505	$118,578
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	68,784	65,198
Stock-based compensation	16,568	15,395
Non-cash (gains) losses and other, net	(9,695)	4,120
Change in assets and liabilities:
Receivables	(615,136)	(744,275)
Inventory	(107,461)	(106,328)
Accounts payable	(101,856)	(43,533)
Accrued liabilities	(16,348)	(14,510)
Other changes from operating activities, net	(41,429)	(14,494)

Net cash used in operating activities	(735,068)	(719,849)
Investing activities:
Additions to property and equipment and software	(46,427)	(51,196)
Collection of deferred purchase price receivables	731,146	770,319
Payments related to acquisitions, net of cash acquired	(11,967)	(1,108)
Sale of investment	86,408	—

Net cash provided by investing activities	759,160	718,015
Financing activities:
Dividends paid	(69,165)	(75,021)
Repurchases of common stock	(50,000)	(214,587)
Payments on long-term debt	(3,375)	(35,250)
Draw on revolving credit	116,000	286,000
Other financing activities	3,505	4,767

Net cash used in financing activities	(3,035)	(34,091)
Effect of exchange rate changes on cash	(523)	254

Net change in cash and cash equivalents	20,534	(35,671)
Cash and cash equivalents at beginning of period	114,462	159,669

Cash and cash equivalents at end of period	$134,996	$123,998

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 25, 2025	January 27, 2024	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,242,015	$1,262,290	(1.6)%	(0.2)%	—%	0.3%	(1.7)%
Equipment	229,432	245,262	(6.5)	(0.4)	—	—	(6.1)
Value-added services and other	100,964	108,543	(7.0)	(0.1)	(5.3)	—	(1.6)

Total	$1,572,411	$1,616,095	(2.7)%	(0.2)%	(0.3)%	0.2%	(2.4)%

Dental
Consumable	$327,637	$350,953	(6.6)%	(0.4)%	—%	—%	(6.2)%
Equipment	195,897	211,352	(7.3)	(0.4)	—	—	(6.9)
Value-added services and other	72,794	74,832	(2.7)	(0.3)	—	—	(2.4)

Total	$596,328	$637,137	(6.4)%	(0.4)%	—%	—%	(6.0)%

Animal Health
Consumable	$914,378	$911,337	0.3%	(0.1)%	—%	0.4%	—%
Equipment	33,535	33,910	(1.1)	—	—	—	(1.1)
Value-added services and other	24,467	22,030	11.1	0.2	—	0.1	10.8

Total	$972,380	$967,277	0.5%	(0.1)%	—%	0.4%	0.2%

Corporate
Value-added services and other	$3,703	$11,681	n/m	—%	n/m	—%	(26.9)%

Total	$3,703	$11,681	n/m	—%	n/m	—%	(26.9)%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 25, 2025	January 27, 2024	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Nine Months Ended
Consolidated net sales
Consumable	$3,867,636	$3,897,378	(0.8)%	0.1%	—%	0.1%	(1.0)%
Equipment	604,453	639,526	(5.5)	(0.2)	—	—	(5.3)
Value-added services and other	316,439	308,708	2.5	0.1	2.6	—	(0.2)

Total	$4,788,528	$4,845,612	(1.2)%	0.1%	0.1%	0.1%	(1.5)%

Dental
Consumable	$1,020,662	$1,049,492	(2.7)%	(0.2)%	—%	—%	(2.5)%
Equipment	514,908	549,028	(6.2)	(0.2)	—	—	(6.0)
Value-added services and other	222,797	232,298	(4.1)	(0.1)	—	—	(4.0)

Total	$1,758,367	$1,830,818	(4.0)%	(0.2)%	—%	—%	(3.8)%

Animal Health
Consumable	$2,846,974	$2,847,886	—%	0.3%	—%	0.2%	(0.5)%
Equipment	89,545	90,498	(1.1)	—	—	—	(1.1)
Value-added services and other	72,862	64,505	13.0	0.8	—	—	12.2

Total	$3,009,381	$3,002,889	0.2%	0.3%	—%	0.1%	(0.2)%

Corporate
Value-added services and other	$20,780	$11,905	n/m	—%	n/m	—%	3.4%

Total	$20,780	$11,905	n/m	—%	n/m	—%	3.4%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Operating income (loss)
Dental	$42,079	$53,630	$102,797	$147,577
Animal Health	31,976	32,104	86,964	88,143
Corporate	(28,614)	(15,722)	(77,315)	(70,583)

Total	$45,441	$70,012	$112,446	$165,137

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 25, 2025	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$1,572,411	$—	$—	$2,298	$—	$—	$1,574,709
Gross profit	320,824	—	—	2,298	—	—	323,122
Operating expenses	275,383	(9,723)	—	—	—	—	265,660

Operating income	45,441	9,723	—	2,298	—	—	57,462
Other income (expense), net	(2,606)	—	—	(2,298)	—	—	(4,904)

Income before taxes	42,835	9,723	—	—	—	—	52,558
Income tax expense	11,665	2,305	—	—	—	—	13,970

Net income	31,170	7,418	—	—	—	—	38,588
Net loss attributable to noncontrolling interests	(85)	—	—	—	—	—	(85)

Net income attributable to Patterson Companies, Inc.	$31,255	$7,418	$—	$—	$—	$—	$38,673

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.35	$0.08	$—	$—	$—	$—	$0.43

Gross margin	20.4%						20.5%
Operating margin	2.9%						3.6%
Effective tax rate	27.2%						26.6%

For the three months ended January 27, 2024	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$1,616,095	$—	$—	$(3,474)	$—	$—	$1,612,621
Gross profit	351,006	—	—	(3,474)	—	—	347,532
Operating expenses	280,994	(9,630)	—	—	—	—	271,364

Operating income	70,012	9,630	—	(3,474)	—	—	76,168
Other income (expense), net	(8,072)	—	—	3,474	—	—	(4,598)

Income before taxes	61,940	9,630	—	—	—	—	71,570
Income tax expense	14,347	2,304	—	—	—	—	16,651

Net income	47,593	7,326	—	—	—	—	54,919
Net loss attributable to noncontrolling interests	(110)	—	—	—	—	—	(110)

Net income attributable to Patterson Companies, Inc.	$47,703	$7,326	$—	$—	$—	$—	$55,029

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.52	$0.08	$—	$—	$—	$—	$0.59

Gross margin	21.7%						21.6%
Operating margin	4.3%						4.7%
Effective tax rate	23.2%						23.3%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 25, 2025	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$4,788,528	$—	$—	$(2,181)	$—	$—	$4,786,347
Gross profit	961,525	—	6,947	(2,181)	—	—	966,291
Operating expenses	849,079	(29,091)	(3,262)	—	(3,797)	—	812,929

Operating income	112,446	29,091	10,209	(2,181)	3,797	—	153,362
Other income (expense), net	(16,208)	—	—	2,181	—	(3,803)	(17,830)

Income before taxes	96,238	29,091	10,209	—	3,797	(3,803)	135,532
Income tax expense	24,733	6,914	2,571	—	949	(951)	34,216

Net income	71,505	22,177	7,638	—	2,848	(2,852)	101,316
Net loss attributable to noncontrolling interests	(234)	—	—	—	—	—	(234)

Net income attributable to Patterson Companies, Inc.	$71,739	$22,177	$7,638	$—	$2,848	$(2,852)	$101,550

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.81	$0.25	$0.09	$—	$0.03	$(0.03)	$1.14

Gross margin	20.1%						20.2%
Operating margin	2.3%						3.2%
Effective tax rate	25.7%						25.2%

For the nine months ended January 27, 2024	GAAP	Deal amortization	Integration and business restructuring expenses	Interest rate swap	Inventory pre-payment write-off	Gain on investment	Non-GAAP
Net sales	$4,845,612	$—	$—	$6,087	$—	$—	$4,851,699
Gross profit	1,009,087	—	—	6,087	—	—	1,015,174
Operating expenses	843,950	(28,884)	—	—	—	—	815,066

Operating income	165,137	28,884	—	6,087	—	—	200,108
Other income (expense), net	(9,229)	—	—	(6,087)	—	—	(15,316)

Income before taxes	155,908	28,884	—	—	—	—	184,792
Income tax expense	37,330	6,913	—	—	—	—	44,243

Net income	118,578	21,971	—	—	—	—	140,549
Net loss attributable to noncontrolling interests	(317)	—	—	—	—	—	(317)

Net income attributable to Patterson Companies, Inc.	$118,895	$21,971	$—	$—	$—	$—	$140,866

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.26	$0.23	$—	$—	$—	$—	$1.49

Gross margin	20.8%						20.9%
Operating margin	3.4%						4.1%
Effective tax rate	23.9%						23.9%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended
	January 25, 2025	January 27, 2024
Net cash used in operating activities	$(735,068)	$(719,849)
Additions to property and equipment and software	(46,427)	(51,196)
Collection of deferred purchase price receivables	731,146	770,319

Free cash flow	$(50,349)	$(726)